Exhibit 1.1


                    MERRILL LYNCH MORTGAGE TRUST 2005-MCP1

        Commercial Mortgage Pass-Through Certificates, Series 2005-MCP1
      Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
          Class AM, Class AJ, Class B, Class C, Class D and Class XP

                            Underwriting Agreement

                                                                 June 21, 2005


Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representative of the several
Underwriters listed on Schedule I hereto
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center 250 Vesey Street, 15th Floor
New York, New York 10080

Ladies and Gentlemen:

      Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Depositor"), proposes to sell to the several Underwriters listed on Schedule I (the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"), the principal amount or notional amount, as the case may be, of Commercial Mortgage Pass-Through Certificates, Series 2005-MCP1, Classes A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D and XP (the "Offered Certificates") as set forth in
Schedule I. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide Securities Corporation are acting as joint bookrunning managers with respect to the offering of the Offered Certificates (in such capacity, the "Lead Underwriters") in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 42% of the Class A-3 Certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the Class A-3 Certificates and all other classes of Offered Certificates. PNC Capital Markets, Inc. and Wachovia Capital Markets, LLC will act as co-managers. The Offered Certificates, together with the Commercial Mortgage Pass-Through Certificates, Series 2005-MCP1, Classes E, F, G, H, J, K, L, M, N, P, Q, XC, Z, R-I and R-II (the "Private Certificates") are referred to herein as the "Certificates." The Certificates will represent beneficial interests in, among other things, a pool of mortgage loans described in the Prospectus referred to below (the "Mortgage Loans") and certain moneys received under each Mortgage Loan after the related due date for such Mortgage Loan in June 2005 (or, with respect to those Mortgage Loans, if any, that were originated in May or June 2005 and have their first payment date in July 2005, June 1, 2005, or, with respect to those Mortgage Loans, if any, that were originated in June 2005 and have their first due date in August 2005, the date of origination) (in any case, the "Cut-off Date"). The Certificates will be issued pursuant to the provisions of a Pooling and Servicing Agreement to be dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), between the Depositor, Midland Loan Services, Inc., as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the


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"Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee").

      The Depositor hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Certificates, as follows:

      1. Registration Statement. The Depositor has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (No. 333-116820), including a prospectus, relating to the Offered Certificates. The registration statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement". The Depositor also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Offered Certificates (the "Prospectus Supplement"). The related prospectus covering the Offered Certificates in the form first used to confirm sales of the Offered Certificates is hereinafter referred to as the "Basic Prospectus", and the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Offered Certificates is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Offered Certificates (the "Preliminary Prospectus") or the Prospectus shall be deemed to refer to and include any exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed as of the Closing Date (as defined below) under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

      When used in this Agreement, "Basic Documents" shall mean (i) the Pooling and Servicing Agreement, (ii) the Certificates, (iii) the Mortgage Loan Purchase Agreement, dated as of June 21, 2005, between Merrill Lynch Mortgage Lending, Inc. ("Merrill") and the Depositor (the "Merrill Mortgage Loan Purchase Agreement"), (iv) the Mortgage Loan Purchase Agreement, dated as of June 21, 2005, between Countrywide Commercial Real Estate Finance, Inc. ("Countrywide") and the Depositor (the "Countrywide Mortgage Loan Purchase Agreement"), (v) the Mortgage Loan Purchase Agreement, dated as of June 21, 2005, between PNC Bank, National Association ("PNC Bank") and the Depositor (the "PNC Bank Mortgage Loan Purchase Agreement"), and (vi) any other contract, agreement or instrument which is or is to be entered into by the Depositor on the Closing Date or otherwise in connection with any of the foregoing or this Agreement. Merrill, Countrywide and PNC Bank are collectively referred to herein as the "Sellers". To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

      2. Purchase of the Offered Certificates by the Underwriters. (a) The Depositor agrees to sell the Offered Certificates to the several Underwriters as provided in this Agreement,


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and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Depositor, the respective principal amount or notional amount, as the case may be, of each class of the Offered Certificates set forth opposite such Underwriter's name in Schedule I at the Purchase Price set forth in Schedule I, plus, if applicable, accrued interest on the actual principal amount or notional amount thereof at the applicable Pass-Through Rate from June 1, 2005 to the Closing Date (as defined below). The Depositor will not be obligated to deliver any of the Offered Certificates except upon payment for all the Offered Certificates to be purchased as provided herein.

             (b) The Depositor understands that the Underwriters intend to make a public offering of their respective portions of the Offered Certificates as soon after the effectiveness of this Agreement as in the judgment of the Lead Underwriters is advisable, and initially to offer the Offered Certificates on the terms set forth in the Prospectus.

            (c) Merrill Lynch, Pierce, Fenner & Smith Incorporated represents and warrants to the Depositor that it has the authority to act as Representative of the Underwriters and to bind the Underwriters hereto.

            (d) Payment for and delivery of the Offered Certificates will be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, at 10:00 A.M., New York City time, on June 29, 2005, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Lead Underwriters and the Depositor may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

            (e) Payment for the Offered Certificates shall be made by wire transfer in immediately available funds to the account(s) specified by the Depositor to the Lead Underwriters against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Offered Certificates (collectively, the "Global Notes"), with any transfer taxes payable in connection with the sale of the Offered Certificates duly paid by the Depositor. The Global Notes will be made available for inspection by the Lead Underwriters not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

      3. Representations and Warranties of the Depositor. The Depositor represents and warrants to each Underwriter that:

            (a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the best knowledge of the Depositor, threatened by the Commission; and the Registration Statement and any amendment thereto, at the time the Registration Statement became effective, as of the date of the Prospectus Supplement and as of the date that any such amendment to the Registration Statement became effective, did and will (during the Prospectus Delivery Period (as defined below)) comply in all material respects with the Securities Act, and did not and will not contain any untrue statement


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of a material fact or omit to state a material fact required to be stated
therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus Supplement, as of the date of any amendment or other supplement to the Prospectus and on the Closing Date, the Prospectus did and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by such Underwriter through the Lead Underwriters expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto or (ii) the Sellers' Information (as defined in Section 6(a)) or (iii) the 8-K Information (as defined in Section 7(a)); the conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

            (b) No Material Adverse Change. Other than as set forth or contemplated in the Prospectus, since the date as of which information is given in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Depositor.

            (c) Organization and Good Standing. The Depositor has been duly organized and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements and to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated herein or in the Basic Documents (a "Material Adverse Effect").

            (d) Due Authorization. The Depositor has full right, power and authority to execute and deliver this Agreement, the Certificates, the Pooling and Servicing Agreement and the other Basic Documents and to perform its obligations hereunder and thereunder; and all action (corporate and other) required to be taken for the due and proper authorization, execution and delivery of this Agreement and each of the Basic Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

            (e) The Pooling and Servicing Agreement. The Pooling and Servicing Agreement has been duly authorized by the Depositor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions").


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            (f) The Certificates. The Offered Certificates have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Pooling and Servicing Agreement and paid for as provided herein, will be duly and validly issued and outstanding and will be entitled to the benefits and security afforded by the Pooling and Servicing Agreement.

            (g) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor and, when duly executed and delivered in accordance with its terms by or on behalf of each of the other parties hereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to the Enforceability Exceptions.

            (h) Basic Documents. Each of the Basic Documents to which the Depositor is a party has been duly authorized and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to the Enforceability Exceptions.

            (i) Descriptions of Basic Documents. Each Basic Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (j) No Violation or Default. The Depositor is not (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject; or (iii) in violation of any law or statute or any judgment, order or regulation of any court or governmental agency or body having jurisdiction over the Depositor, or any of its properties ("Governmental Authority"), except, in the case of clauses (ii) and
(iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (k) No Conflicts with Existing Instruments. The execution, delivery and performance by the Depositor of this Agreement and each of the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms hereof and thereof and the consummation of the transactions contemplated by this Agreement and the Basic Documents will not
(i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject; (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Depositor; or
(iii) result in the violation of any law or statute or any judgment, order or regulation of any Governmental Authority, except, in the case


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of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse
Effect.

            (l) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Depositor of this Agreement, each of the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms hereof and thereof and the consummation of the transactions contemplated by this Agreement and the Basic Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or as of the Closing Date will have been obtained or such as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters.

            (m) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Depositor is or may be a party or to which any property of the Depositor is or may be the subject that, individually or in the aggregate, if determined adversely to the Depositor, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Depositor, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others; and there are no statutes, regulations or contracts, indentures or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that are not so filed or described.

            (n) Independent Accountants. Ernst & Young llp are independent public accountants with respect to the Depositor as required by the Securities Act.

            (o) Title to Mortgage Loans. At the time of the execution of the Pooling and Servicing Agreement, the Depositor (i) will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor's right, title and interest in and to the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of Liens granted by or imposed upon the Depositor, and (ii) will not have assigned to any other person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Offered Certificates pursuant hereto, each Underwriter will have good title to the Offered Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor.

            (p) Investment Company Act. Neither the Depositor nor the trust fund created under the Pooling and Servicing Agreement (the "Trust Fund") is (and, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, neither the Depositor nor the Trust Fund will be) an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").


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            (q) Representations in Basic Documents. The representations and warranties of the Depositor contained in the Basic Documents are true and correct in all material respects.

            (r) Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement, the other Basic Documents and the delivery and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

            (s) Accounting Treatment. Upon the sale to unaffiliated third parties of Certificates representing at least 10% of the total fair value of all of the Certificates, the Depositor will, under generally accepted accounting principles, report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by such Offered Certificates.

            (t) Solvency. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters.

            (u) No Intention to Delay or Defraud. The Depositor is not selling the Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor.

      4. Further Agreements of the Depositor. The Depositor covenants and agrees with each Underwriter that:

            (a) Filing of Prospectus. The Depositor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act; and the Depositor will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, at least three days prior to the Closing Date in such quantities as the Lead Underwriters may reasonably request.

            (b) Delivery of Copies. The Depositor will deliver (i) to the Lead Underwriters, one copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as the Lead Underwriters may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Certificates is required by law to be delivered in connection with sales of the Offered Certificates by any Underwriter or dealer.

            (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Depositor will furnish to the Lead Underwriters and counsel for the Underwriters a copy of the proposed amendment or supplement for review


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and will not file any such proposed amendment or supplement to which the Lead
Underwriters reasonably object.

            (d) Notice to the Lead Underwriters. The Depositor will advise the Lead Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, and (vi) of the receipt by the Depositor of any notice with respect to any suspension of the qualification of the Offered Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and the Depositor will use every reasonable effort to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Offered Certificates and, if issued, will use every reasonable effort to obtain as soon as possible the withdrawal thereof.

            (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Depositor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Lead Underwriters may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            (f) Blue Sky Compliance. The Depositor will use reasonable efforts in cooperation with the Underwriters to qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Lead Underwriters shall reasonably request and will continue such qualifications in effect so long as may be reasonably required for distribution of the Offered Certificates, provided that the Depositor shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) file any general consent to service of process in such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.


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            (g) Earning Statement. The Depositor will make generally available to its security holders as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Depositor occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

            (h) Copies of Reports. So long as the Offered Certificates are outstanding, the Depositor will furnish, or cause to be furnished, to each Underwriter (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement by first class mail as soon as practicable after such statements and reports are furnished to the Trustee; (ii) copies of each amendment to any of the Basic Documents; and (iii) copies of all reports or other communications (financial or other) furnished to holders of the Offered Certificates, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange.

            (i) Use of Proceeds. The Depositor will apply the net proceeds from the sale of the Offered Certificates as described in the Registration Statement and the Prospectus.

            (j) Rating Agencies. To the extent, if any, that the ratings provided with respect to the Offered Certificates by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Depositor, the Depositor shall use its best efforts to furnish such documents and take any other such action.

            (k) Exchange Act Filings. The Depositor will file or cause to be filed all documents and certifications required to be filed by the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

      5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase Offered Certificates on the Closing Date as provided herein is subject to the performance by the Depositor of its obligations hereunder and to the following additional conditions:

            (a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Lead Underwriters shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof, no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof, and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Lead Underwriters.

            (b) Representations and Warranties. The representations and warranties of the Depositor contained herein shall be true and correct on the date hereof and on and as of the


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Closing Date; the statements of the Depositor and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Depositor shall have complied with all agreements and all conditions to be performed or satisfied on its part hereunder at or prior to the Closing Date.

            (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in
Section 3(b) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto not otherwise available at least two business days prior to the Closing Date) and the effect of which, in the judgment of the Lead Underwriters, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Certificates on the terms and in the manner contemplated by this Agreement and the Prospectus.

            (d) Officer's Certificates. The Lead Underwriters shall have received on and as of the Closing Date a certificate of an executive officer of the Depositor satisfactory to the Lead Underwriters (i) confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct and (ii) confirming satisfaction of the conditions set forth in paragraphs (a), (b) and (c) above. In addition, the Lead Underwriters shall have received from the Secretary or an assistant secretary of the Depositor (or such other officer of the Depositor satisfactory to the Lead Underwriters) a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Depositor, signed this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, in the Pooling and Servicing Agreement or in any of the Mortgage Loan Purchase Agreements, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of the Depositor) has occurred since the date of the good standing certificate referred to in paragraph (q) below which has affected the good standing of the Depositor under the laws of the State of Delaware. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Depositor or such other officer of the Depositor satisfactory to the Lead Underwriters) of (i) the certificate of incorporation and by-laws of the Depositor, as in effect on the Closing Date, and (ii) the resolutions of the Depositor and any required shareholder consent relating to the transactions contemplated in this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements.

            (e) Mortgage Loan Purchase Agreements; Indemnification Agreement. Each of the Mortgage Loan Purchase Agreements and the Indemnification Agreement dated June 21, 2005, by and between Merrill, Countrywide, PNC Bank, the Depositor and the Underwriters (the "Indemnification Agreement") shall have been executed and delivered.

            (f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young llp shall have furnished to the Lead Underwriters, at the request of the

Depositor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriters.

            (g) Opinion of Counsel for the Depositor. (i) Sidley Austin Brown & Wood llp, counsel for the Depositor, shall have furnished to the Lead Underwriters, at the request of the Depositor, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriters and (ii) Robert Denicola, in-house counsel to the Depositor, shall have furnished to the Lead Underwriters, at the request of the Depositor, a written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriters.

            (h) Opinion of Counsel for the Underwriters. The Lead Underwriters shall have received on and as of the Closing Date an opinion, dated the Closing Date and addressed to the Underwriters, of Latham & Watkins llp, counsel for the Underwriters, with respect to such matters as the Lead Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

            (i) Opinion of Counsel for the Master Servicer and the Special Servicer. Counsel to the Master Servicer and the Special Servicer shall have furnished to the Lead Underwriters its opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Lead Underwriters.

            (j) Reserved.

            (k) Opinion of Counsel for the Trustee. Counsel to the Trustee shall have furnished to the Lead Underwriters its opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Lead Underwriters.

            (l) Opinions of Counsel to Sellers. Counsel for each Seller shall have furnished to the Lead Underwriters its opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Lead Underwriters.

            (m) Disclosure Letters. Sidley Austin Brown & Wood llp, counsel for the Depositor, shall have furnished to the Lead Underwriters a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriters, regarding the disclosure in the Registration Statement and the Prospectus. Counsel for each Seller shall have furnished to the Lead Underwriters a letter, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Lead Underwriters, regarding the disclosure with respect to such Seller and its Mortgage Loans in the Prospectus Supplement.

            (n) Rating Agency Opinions. Each Underwriter shall be addressed in any opinion from any counsel delivering any written opinion to the Rating Agencies in connection with the transaction described herein which is not otherwise described in this Agreement.

            (o) Rating Agency Letters. Each Underwriter shall have received copies of letters from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,

Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies") stating that the Offered Certificates are rated as set forth on Schedule II hereto by the Rating Agencies.

            (p) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Certificates, and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Certificates.

            (q) Good Standing. The Lead Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Depositor in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Lead Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

            (r) Additional Documents. On or prior to the Closing Date, the Depositor shall have furnished to the Underwriters such further opinions, certificates and documents as the Lead Underwriters may reasonably request.

      All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

      6. Indemnification and Contribution. (a) Indemnification of the Underwriters. The Depositor agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action, investigations or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or the attached diskette to the Preliminary Prospectus or the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) information with respect to which each Underwriter has agreed to indemnify the Depositor pursuant to Section 6(b) or (ii) information with respect to which each Seller has agreed to indemnify the Underwriters pursuant to the Indemnification Agreement (such information referred to herein as the "Sellers' Information"); provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any particular Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Certificates to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in any case, such failure to deliver the Prospectus was a result of noncompliance by the Depositor with the provisions of Section 4 hereof.

            (b) Indemnification of the Depositor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities caused by any untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Depositor in writing by such Underwriter through the Lead Underwriters expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus (such information set forth in Section 14 hereof) or (ii) in the 8-K Information (as defined in Section 7(a)) prepared by such Underwriter (when read in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the 8-K Information and the Prospectus were made), except to the extent that a Seller has agreed to indemnify the Depositor with respect thereto pursuant to the Indemnification Agreement; provided, that no such material untrue statement or omission arises from any error or omission in information relating to the underlying data regarding the Mortgage Loans or the related mortgagors or mortgaged properties provided by the Depositor to such Underwriter. Notwithstanding the foregoing, the indemnity in clause (ii) of the immediately preceding sentence will apply only if such untrue statement or omission or alleged untrue statement or omission was not also an untrue statement or omission or alleged untrue statement or omission in the Prospectus.

            (c) Underwriter Indemnification. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each other Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such indemnified Underwriter, together with each such affiliate, director, officer and controlling person in respect thereof, collectively, the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which the Non-Indemnifying Underwriter becomes subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any 8-K Information or other written materials prepared by such indemnifying Underwriter, or any member of its selling group, in connection with the Certificates or in any revision or amendment thereof or supplement thereto, or any omission or alleged omission (when read in conjunction with the Prospectus) to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the Non-Indemnifying Underwriter is indemnified therefor under the indemnity of the Sellers set forth in the Indemnification Agreement. This agreement will be in addition to any liability that any Underwriter may otherwise have.

            (d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to any of paragraphs (a), (b) and (c) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 6(a), (b) and (c) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates and any control persons of such Underwriter shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated (or, if indemnification is being sought pursuant to paragraph (c) above, by the Underwriter that comprises the subject Non-Indemnifying Underwriter), and any such separate firm for the Depositor, its directors, its officers who signed the Registration Statement and any control persons of the Depositor shall be designated in writing by the Depositor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

            (e) Contribution. If the indemnification provided for in any of paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and each Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Depositor from the sale of the Offered Certificates and the total fees, underwriting discounts and commissions received by such Underwriter in connection therewith bear to the aggregate offering price of the Offered Certificates. The relative fault of the Depositor on the one hand and each Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (f) Limitation on Liability. The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6 (other than paragraph (c)), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting fees, discounts and commissions received by such Underwriter with respect to the offering of the Offered Certificates exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statements or omissions or alleged omissions contemplated herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

            (g) Non-Exclusive Remedies. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

      7. 8-K Information and Derived Information. (a) Each Underwriter may, with the approval of the Lead Underwriters, prepare and provide to prospective investors in connection with its offering of the Offered Certificates "Computational Materials," "ABS Term Sheets" and "Collateral Term Sheets" (collectively, the "8-K Information") described in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and in accordance with the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters") only upon satisfaction of the following conditions: (i) such Underwriter shall comply with the requirements of the No-Action Letters;
(ii) for purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but with respect to any Underwriter shall include only those Computational Materials that have been prepared by such Underwriter for prospective investors and for purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but with respect to any Underwriter shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared by such Underwriter for prospective investors; (iii) each Underwriter shall provide to the Depositor any 8-K Information which is provided to investors no later than the second business day preceding the date such 8-K Information is required to be filed pursuant to the applicable No-Action Letters and each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed; and (iv) in the event that the Depositor or any Underwriter discovers an error in the 8-K Information, the Underwriter that prepared such material shall prepare corrected 8-K Information and deliver it to the Depositor for filing.

            (b) The Depositor will cause to be filed with the Commission one or more current reports on Form 8-K with respect to the 8-K Information within the time period required in the No-Action Letters.

            (c) Each Underwriter shall cause Ernst & Young llp to furnish the Depositor with a letter dated no later than the Closing Date, in form and substance satisfactory to the Depositor, with respect to any 8-K Information prepared by such Underwriter.

            (d) Each Underwriter represents and warrants to, and covenants with, the Depositor that the 8-K Information prepared by such Underwriter, when read in conjunction with the Prospectus, is not misleading and not inaccurate in any material respect (taking into account the assumptions explicitly set forth or otherwise referred to in the 8-K Information or in the Prospectus or the Preliminary Prospectus); provided that no Underwriter makes any representation or warranty as to any 8-K Information for which a Seller has agreed to indemnify the Depositor pursuant to the Indemnification Agreement.

      8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      9. Termination. This Agreement may be terminated in the absolute discretion of the Lead Underwriters, by notice to the Depositor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iii) there shall have occurred a material disruption in securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change or prospective change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Lead Underwriters is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Certificates on the terms and in the manner contemplated by this Agreement and the Prospectus.

      10. Defaulting Underwriter. (a) If, on the Closing Date, any
Underwriter defaults on its obligation to purchase the Offered Certificates that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Certificates by other persons satisfactory to the Depositor on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Certificates, then the Depositor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Certificates on such terms. If other persons become obligated or agree to purchase the Offered Certificates of a defaulting Underwriter, either the non-defaulting Underwriters or the Depositor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Depositor or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Depositor agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Offered Certificates that a defaulting Underwriter agreed but failed to purchase.

            (b) If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Depositor as provided in paragraph (a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Certificates, then the Depositor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder) of the Offered Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

            (c) If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Depositor as provided in paragraph (a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Certificates, or if the Depositor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Depositor, except that the Depositor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of
Section 6 hereof shall not terminate and shall remain in effect.

            (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Depositor or any non-defaulting Underwriter for damages caused by its default.

     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Depositor will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Certificates and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the 8-K Information, the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement, each of the Basic Documents and the Indemnification Agreement; (iv) the fees and expenses of Latham & Watkins llp, counsel for the Underwriters; (v) the fees and expenses of the Depositor's counsel and independent accountants; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Certificates under the laws of such jurisdictions as the Lead Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vii) any fees charged by Rating Agencies for rating the Certificates; (viii) the fees and expenses of the Trustee, the Master Servicer and the Special Servicer (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with any filing with the National Association of Securities Dealers, Inc.; (x) all expenses incurred in connection with any "road show" presentation to potential investors; and (xi) the costs and expenses of the Depositor in connection with the purchase of the Mortgage Loans.

            (b) If (i) this Agreement is terminated pursuant to Section 9;
(ii) the Depositor for any reason fails to tender the Offered Certificates for delivery to the Underwriters; or (iii) the Underwriters decline to purchase the Offered Certificates for any reason permitted under this Agreement, the Depositor agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

      12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Depositor, its officers and directors and any controlling persons referred to herein, the Underwriters, their directors and officers, and the Underwriters' respective affiliates and any controlling persons referred to herein, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Certificates from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

      13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement or made by or on behalf of the Depositor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Certificates and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Depositor or the Underwriters.

      14. Underwriters' Information. The Depositor and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Depositor in writing by any Underwriter through the Lead Underwriters expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and any Preliminary Prospectus consists of the following information in the Prospectus Supplement or any preliminary version thereof: the first, second, third, fourth and sixth sentences of the last paragraph above the bolded names of the Underwriters on the cover page, the information under the caption "Summary of Prospectus Supplement--Relevant Parties--Underwriters", the first clause of the second sentence under the caption "Risk Factors--Risks Related to the Offered Certificates--The Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations in Market Value Unrelated to the Performance of the Mortgage Loans", and the second paragraph, the first, second and third sentences of the fourth paragraph, the first sentence (but only up to the semicolon in such sentence) of the sixth paragraph and the eighth paragraph under the caption "Method of Distribution".

      15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

      16. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, and any such action taken by Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Underwriters.

            (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, 16th Floor, New York, New York 10080 (fax: 212-449-3658),

Attention: David M. Rodgers (with a copy to Michael McGovern, Office of the General Counsel, 4 World Financial Center, 250 Vesey Street, 12th Floor, New York, New York 10080 (fax: 212-449-0265)), and notices to Countrywide Securities Corporation shall be given to Countrywide Securities Corporation, 4500 Park Granada, MS CH-143, Calabasas, California 91302 (fax: 818-225-4032),
Attention: Marlyn Marincas, and notices to PNC Capital Markets, Inc. shall be given to PNC Capital Markets, Inc., 5605 Carnegie Boulevard, Suite 450, Charlotte, North Carolina 28209 (fax: 704-643-2048), Attention: Scott Holmes (with a copy to Leonard Ferleger, PNC Financial Services Group, One PNC Plaza, 21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 (fax:
412-705-2148)) and notices to Wachovia Capital Markets, llc shall be given to Wachovia Capital Markets, llc, NC0166, 301 South College Street, TW-16, Charlotte, North Carolina 28288-0166 (fax: 704-715-0066), Attention: Charles Culbreth (with a copy to Bill Cohane). Notices to the Depositor shall be given to it at Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, 250 Vesey Street, 16th Floor, New York, New York 10080 (fax: 212-449-3658),
Attention: George H. Kok (with a copy to Michael McGovern, Office of the General Counsel, 4 World Financial Center, 250 Vesey Street, 12th Floor, New York, New York 10080 (fax: 212-449-0265)).

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

            (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. References herein to "Sections," Exhibits," and "Schedules" without reference to a document or other source are designated Sections, Exhibits, and Schedules of this Agreement.

               [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK.]

      If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                   Very truly yours,


                                   MERRILL LYNCH MORTGAGE  INVESTORS, INC.

                                   By         /s/ David M. Rodgers
                                           ------------------------------
                                   Title:  Executive Vice President,
                                           Chief Officer in Charge of
                                           Commercial Mortgage Securitization


Accepted:  June 21, 2005

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

For itself and on behalf of the
several Underwriters listed on Schedule I.


By    /s/ David M. Rodgers
   ---------------------------------------
   Authorized Signatory

                                                                    SCHEDULE I



             AGGREGATE INITIAL PRINCIPAL AMOUNT OR NOTIONAL AMOUNT
             OF CERTIFICATES TO BE PURCHASED AND PURCHASE PRICES*


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Purchase
                   Principal      Purchase       Principal       Purchase      Principal     Purchase    Principal    Price of
                   Amount of      Price of       Amount of       Price of      Amount of     Price of    Amount of    Class
                   Class A-1      Class A-1      Class A-2      Class A-2      Class A-3     Class A-3   Class A-SB   A-SB
  Underwriter     Certificates  Certificates   Certificates    Certificates   Certificates Certificates  Certificates Certificates
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch,
Pierce, Fenner    $49,900,549    99.998490%    $255,425,822    100.545800%    $35,133,767   100.544370% $73,715,966 100.545870%
& Smith
Incorporated
-----------------------------------------------------------------------------------------------------------------------------------
Countrywide
Securities        $17,792,451    99.998490%     $91,074,178    100.545800%    $12,527,233   100.544370% $26,284,034 100.545870%
Corporation
-----------------------------------------------------------------------------------------------------------------------------------
PNC Capital       $         0        N/A        $         0        N/A        $         0       N/A     $         0     N/A
Markets, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Wachovia
Capital           $         0        N/A        $         0        N/A        $         0       N/A     $         0     N/A
Markets, LLC
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  Underwriter      Principal      Purchase       Principal       Purchase      Principal     Purchase    Principal     Purchase
                   Amount of      Price of       Amount of       Price of      Amount of     Price of    Amount of     Price of
                   Class A-4      Class A-4     Class A-1A      Class A-1A      Class AM     Class AM    Class AJ      Class AJ
                  Certificates  Certificates   Certificates    Certificates   Certificates  Certificates Certificates  Certificates
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch,
Pierce, Fenner
& Smith
Incorporated     $369,345,739    100.544190%    $94,872,448    100.544480%    $128,118,349  100.547630% $84,878,038 100.548080%
-----------------------------------------------------------------------------------------------------------------------------------
Countrywide
Securities
Corporation      $131,693,261    100.544190%    $33,827,552    100.544480%    $45,681,651   100.547630% $30,263,962 100.548080%
-----------------------------------------------------------------------------------------------------------------------------------
PNC Capital
Markets, Inc.    $         0        N/A        $         0        N/A        $         0       N/A     $         0     N/A
-----------------------------------------------------------------------------------------------------------------------------------
Wachovia
Capital           $25,000,000    100.544190%   $         0        N/A        $         0       N/A     $         0     N/A
Markets, LLC
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  Underwriter      Principal      Purchase       Principal       Purchase      Principal     Purchase    Notional      Purchase
                   Amount of      Price of       Amount of       Price of      Amount of     Price of    Amount of     Price of
                    Class B        Class B        Class C        Class C        Class D       Class D    Class XP      Class XP
                  Certificates  Certificates   Certificates    Certificates   Certificates  Certificates Certificates  Certificates
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch,
Pierce, Fenner
& Smith
Incorporated      $27,224,781    100.548680%    $11,210,724    100.542730%    $24,021,822   100.549490% $1,249,156,852   3.377200%
-----------------------------------------------------------------------------------------------------------------------------------
Countrywide
Securities
Corporation        $9,707,219    100.548680%     $3,997,276    100.542730%     $8,565,178  100.549490%  $445,397,148     3.377200%
-----------------------------------------------------------------------------------------------------------------------------------
PNC Capital        $        0        N/A         $        0        N/A         $        0       N/A     $         0       N/A
Markets, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Wachovia
Capital
Markets, LLC       $        0        N/A         $        0        N/A         $        0       N/A     $         0       N/A
-----------------------------------------------------------------------------------------------------------------------------------
*  Excluding accrued interest.

                                  SCHEDULE II
                                  -----------


-----------------------------------------------------------------------------

                               CERTIFICATE RATING
-----------------------------------------------------------------------------
        Designation                    S&P                      Moody's
-----------------------------------------------------------------------------

         Class A-1                     AAA                        Aaa
-----------------------------------------------------------------------------

         Class A-2                     AAA                        Aaa
-----------------------------------------------------------------------------

         Class A-3                     AAA                        Aaa
-----------------------------------------------------------------------------

        Class A-SB                     AAA                        Aaa
-----------------------------------------------------------------------------

         Class A-4                     AAA                        Aaa
-----------------------------------------------------------------------------

        Class A-1A                     AAA                        Aaa
-----------------------------------------------------------------------------

         Class AM                      AAA                        Aaa
-----------------------------------------------------------------------------

         Class AJ                      AAA                        Aaa
-----------------------------------------------------------------------------

          Class B                       AA                        Aa2
-----------------------------------------------------------------------------

          Class C                      AA-                        Aa3
-----------------------------------------------------------------------------

          Class D                       A                         A2
-----------------------------------------------------------------------------

         Class XP                      AAA                        Aaa
-----------------------------------------------------------------------------